Exhibit 4.2

AMENDMENT NO. 2

TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Registration Rights Agreement, dated as of November 7, 2018, as amended on May 3, 2019 (as amended, the “RRA”), by and among Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), and the parties identified on Schedule A thereto (each, a “Holder” and collectively, with such other Persons, if any, from time to time, that become a party thereto as holders of Registrable Securities, the “Holders”), is dated as of December 6, 2019. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the RRA.

WHEREAS, pursuant to the Letter Agreement, dated as of December 6, 2019 (the “December 2019 Letter Agreement”), by and between the Company and Oaktree Capital Management, L.P., concurrently with the execution of this Amendment, on the date hereof, the Company will issue to each Holder a warrant to purchase such number of shares of Common Stock as is set forth opposite such Holder’s name under the column “Shares Issuable Upon Exercise of December 2019 Warrants” on Schedule A hereto (as such number may be adjusted pursuant to the terms of such warrant) (each, a “December 2019 Warrant” and, collectively, the “December 2019 Warrants”);

WHEREAS, the December 2019 Warrants will be exercisable into shares of Common Stock from time to time on or after June 6, 2020 and on or prior to the close of business on June 6, 2030 in each case in accordance with the terms thereof;

WHEREAS, pursuant to Section 4.8 of the RRA, the RRA may be amended by an instrument in writing signed by the Company and the holders of a majority of the shares of Common Stock issuable upon exercise of the then-outstanding Warrants;

WHEREAS, in connection with the issuance of the December 2019 Warrants, the Company and the Holders holding a majority of the shares of Common Stock issuable upon exercise of the Warrants outstanding as of immediately prior to the issuance of the December 2019 Warrants desire to amend certain terms of the RRA as set forth in this Amendment; and

WHEREAS, the Company and each Holder has authorized the execution and delivery of this Amendment by the undersigned authorized person.

NOW, THEREFORE, the RRA shall be amended as follows:

1.            Amendments.

a)                  Definitions.

i.Section 1.1 is amended to add the following definition before the definition of “Disclosure Package”:

““December 2019 Registrable Securities” means (i) the December 2019 Warrant Shares, and (ii) any Additional Shares with respect to the December 2019 Warrant Shares; provided, however, that December 2019 Warrant Shares or Additional Shares with respect to the December 2019 Warrant Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (a) the date such security has been disposed of pursuant to an effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, or (c) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its December 2019 Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).”

ii.Section 1.1 is amended to add the following definition between the definition of “December 2019 Registrable Securities” and the definition of “Disclosure Package”:

““December 2019 Warrant Shares” means any and all shares of Common Stock issuable upon exercise of the December 2019 Warrants.”

iii.The definition of “Registrable Securities” is amended and restated in its entirety as follows:

““Registrable Securities” means the Initial Registrable Securities, the Subsequent Registrable Securities, the 2019 Registrable Securities and the December 2019 Registrable Securities.”

iv.The definition of “Shares” is amended and restated in its entirety as follows:

““Shares” means the Initial Warrant Shares, the Subsequent Warrant Shares, the 2019 Warrant Shares and the December 2019 Warrant Shares.”

v.The definition of “Warrants” is amended and restated in its entirety as follows:

““Warrants” means the Initial Warrants, the Subsequent Warrants, the 2019 Warrants and the December 2019 Warrants.”

b)                  The first two sentences of Section 2.1 of the RRA are replaced in their entirety with the following:

“Within 45 days following the date of issuance of each of the Initial Warrants, the Subsequent Warrants, the 2019 Warrants and the December 2019 Warrants, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a Resale Registration Statement (together with any New Registration Statement (as defined below), each, a “Resale Registration Statement” and collectively, the “Resale Registration Statements”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Initial Registrable Securities, the Subsequent Registrable Securities, the 2019 Registrable Securities or the December 2019 Registrable Securities, respectively, shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Initial Registrable Securities, the Subsequent Registrable Securities, the 2019 Registrable Securities or the December 2019 Registrable Securities, respectively, by the Holders. The Company shall file each Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its best efforts to have such Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in any event by the earlier of: (A) 120 days following the date of issuance of each of the Initial Warrants, the Subsequent Warrants, the 2019 Warrants and the December 2019 Warrants, respectively, and (B) five trading days after the date the Company receives written notification from the SEC that such Resale Registration Statement will not be reviewed.”

2.             Miscellaneous. Except as expressly amended hereby, the RRA shall remain in full force and effect in accordance with the terms hereof. All references in the RRA to “hereof” or “this Agreement” shall be deemed to refer to the RRA as amended by this Amendment; provided that references in the RRA to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall refer to November 7, 2018.

3.             Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

4.             Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the undersigned have each duly executed this Amendment as of the date first above written.

THE COMPANY:

Sorrento Therapeutics, Inc.,
a Delaware corporation

By:	/s/ Henry Ji, Ph.D.
	Name:	Henry Ji, Ph.D.
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

HOLDER:

SC Investments E Holdings, LLC

By:	Oaktree Fund GP IIA, LLC
Its:	Manager

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Brian Price
Name:	Brian Price
Title:	Authorized Signatory

By:	/s/ Peter Boos
Name:	Peter Boos
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

HOLDER:

SC Investments NE Holdings, LLC

By:	Oaktree Fund GP IIA, LLC
Its:	Manager

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Brian Price
Name:	Brian Price
Title:	Authorized Signatory

By:	/s/ Peter Boos
Name:	Peter Boos
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

HOLDER:

OCSL SRNE, LLC

By:	Oaktree Specialty Lending Corporation
Its:	Managing Member

By:	Oaktree Capital Management, L.P.
Its:	Investment Adviser

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

By:	/s/ Peter Boos
Name:	Peter Boos
Title:	Assistant Vice President

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

HOLDER:

Oaktree Strategic Income II, Inc.

By:	Oaktree Capital Management, L.P.
Its:	Investment Adviser

By:	/s/ Brian Price
Name:	Brian Price
Title:	Vice President

By:	/s/ Peter Boos
Name:	Peter Boos
Title:	Assistant Vice President

[Signature Page to Amendment No. 2 to Registration Rights Agreement]

Schedule A

Holders

Holder	Contact Information for Notices	Shares Issuable Upon Exercise of December 2019 Warrants
SC Investments E Holdings, LLC	SC Investments E Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	800,557
SC Investments NE Holdings, LLC	SC Investments NE Holdings, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	539,443
OCSL SRNE, LLC	OCSL SRNE, LLC c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	500,000
Oaktree Strategic Income II, Inc.	Oaktree Strategic Income II, Inc. c/o Oaktree Capital Management (UK) LLP Verde, 10 Bressenden Place London, SW1E 5DH United Kingdom Email: amkumar@oaktreecapital.com Attn: Aman Kumar, Senior Vice President With a copy to: Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, California 90071 Email: mgallegly@oaktreecapital.com Attn: Mary Gallegly, Senior Vice President	160,000
TOTAL		2,000,000